UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013

GP STRATEGIES CORPORATION

(Exact name of registrant as specified in its charter)

1-7234

(Commission File Number)

Delaware	52-0845774
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6095 Marshalee Drive, Suite 300

Elkridge, MD 21075

(Address of principal executive offices, with zip code)

(410) 379-3600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements. Forward–looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We use words such as “expects,” “intends,” “believes,” “may,” “will,” “should,” “could,” “anticipates,” “estimates,” “plans” and similar expressions to indicate forward-looking statements, but their absence does not mean a statement is not forward-looking. Because these forward-looking statements are based upon management’s expectations and assumptions and are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to, those factors set forth below and in Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and those other risks and uncertainties detailed in our periodic reports and registration statements filed with the Securities and Exchange Commission. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the effect, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ from those expressed or implied by these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2013, GP Strategies Managed Services Limited (“GPSMS"), a wholly owned subsidiary of GP Strategies Corporation (the “Company”), entered into an agreement (the "Global Master Agreement") with HSBC Holdings plc (“HSBC”) to provide global learning services.

The Global Master Agreement establishes a contractual framework pursuant to which the Company, GPSMS, and certain other wholly owned subsidiaries of the Company (together, the “GP Strategies Parties”) will enter into local services agreements with certain members of HSBC’s group of companies, in respect of each country in which the learning services are to be provided by the GP Strategies Parties, as applicable. The local services agreements, which, once executed by both parties, will incorporate the provisions of the Global Master Agreement and which are expected to be substantially in the form attached to the Global Master Agreement, with such changes as may be necessitated by mandatory local law requirements, will, together with any requests for services issued under them, specify the exact services to be provided. The Company expects to finalize and sign the initial local services agreements relating to the provision of services in the U.S., Canada, the U.K. and Hong Kong within the next 90 days and additional local services agreements with HSBC group members in other countries through September 30, 2014. The initial term of the Global Master Agreement is three years. HSBC has the right to extend the Global Master Agreement for one additional two-year term. The Global Master Agreement fixes the billing rates to be charged by the GP Strategies Parties for the initial term (years one to three) and the first year of the option term (year four). During the second year of the option term (year five), any increases in billing rates are restricted by reference to the level of indexation set out in the relevant local services agreement.

All GPSMS obligations (including all financial and performance related obligations) under the Global Master Agreement will be guaranteed by the Company. Also, under the Global Master Agreement, GPSMS is responsible for all liabilities of any GP Strategies Party under any local services agreement.

The learning services to be provided to HSBC (the “Learning Services”) include:

•	Transitioning and transforming the HSBC learning function;
•	Conversion of existing classroom delivery course materials to computer-based;

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•	Content design and development and course delivery, globally;
•	Course maintenance; and
•	Managing specified HSBC-contracted learning vendors globally.

The Global Master Agreement requires the GP Strategies Parties to identify over $10 million in savings on HSBC’s learning expenses, including amounts paid to the GP Strategies Parties, ranging from $1 million to $4 million per calendar year over the initial three year term. This obligation is applicable only if the GP Strategies Parties receive, globally, revenue of at least $30 million per year for each of the first three contract years. GPSMS is required to pay HSBC the difference, for any calendar year, between the savings realized and the savings guaranteed for that year. Savings in excess of the amount guaranteed is carried forward as a credit against guaranteed savings in future years.

The Global Master Agreement includes certain transition milestones and minimum service level requirements that the GP Strategies Parties must meet or exceed. If a GP Strategies Party fails to achieve a key transition milestone, then the GP Strategies Party may be subject to liquidated damages determined on a per diem basis up to a certain amount for each milestone. If a GP Strategies Party fails to meet a given performance standard, HSBC will, in certain circumstances, receive a credit against the charges otherwise due.

Additionally, HSBC has the right to periodically engage a third party from a list approved by GPSMS in the Global Master Agreement to perform benchmark studies to determine whether certain Learning Services, the level and quality to which such Learning Services are being provided and the applicable charges under the Global Master Agreement are within the top quartile for best-value-for-money for comparable services provided by competitors of the GP Strategies Parties providing the services to HSBC. If the benchmark report states that any benchmarked service is not within the top quartile for best-value-for-money for services comparable to the benchmarked Learning Services etc., then the relevant GP Strategies Party must implement changes as soon as reasonably practicable. HSBC has the right to conduct such benchmark studies no sooner than 12 months after the effective date of the Global Master Agreement (being 2 July 2013) and then no more than once every 12 months thereafter as to any previously benchmarked service in a particular country.

HSBC has the right to terminate the Master Global Agreement and the relevant HSBC Contracting Party has the right to terminate any local services agreement to which it is a party, in whole or in part, for, among other things, convenience on three months’ written notice.

The foregoing description of the terms of the Master Global Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Global Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2013. Portions of the Global Master Agreement may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission (the "SEC").

Item 8.01 Other Events.

Risk Factors Relating to the Global Master Agreement

The Company’s successful performance of the Learning Services under the Global Master Agreement and the associated local services agreements, is subject to many risks, including the effect(s) that the fixed prices for four years, the guaranteed savings provision, the key milestone penalties and service level credits and the benchmarking requirements may have on the Company’s ability to perform the Learning Services in a profitable manner; additional currency exchange rate exposure; local tax requirements and the Company’s need to concurrently establish reliable payroll, accounting, purchasing, tax management, employment practices, project management, asset management and information technology infrastructure in many countries where the Company does not currently have those capabilities.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of GP Strategies Corporation dated July 8, 2013 announcing its subsidiary’s entry into an agreement with HSBC to provide global learning services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: July 8, 2013	/s/ Kenneth L. Crawford
Kenneth L. Crawford Senior Vice President, Secretary & General Counsel

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